UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: June 02, 2025

(Date of earliest event reported)

PETRO USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0650451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

30 N Gould St, Ste R Sheridan, WY 82801
(Address of principal executive offices)

1+(714) 660-7900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Change in Registrant's Certifying Accountant

On May 12, 2024, the Board of Directors of Petro USA, Inc., a Nevada corporation (the “Company”), approved the engagement of Victor Mokuolu, CPA, PLLC (“VMCPA”) as the Company’s independent registered public accounting, effective immediately, and terminated the engagement of Green Growth CPAs ("Green") as the Company's independent registered public accounting firm.

During the last twelve (12) months, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Green on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Green’s satisfaction, would have caused Green to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation SK.

The Company provided Green a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Green furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.

During the last twelve (12) months, neither the Company nor anyone acting on its behalf has consulted with Green regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Green concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 02, 2025	Petro USA, Inc.

By: /s/Joseph Hoffman
Joseph Hoffman, President